Company Contact:
Valerie V. Vekkos Investor Relations (760) 438-4004 ir@xenonics.com

Xenonics Reports Fiscal 2006 First Quarter Results
and Notification from AMEX

CARLSBAD, CALIFORNIA — February 13, 2006 — XENONICS HOLDINGS, INC. (AMEX:XNN) today announced financial results for the first quarter of fiscal 2006.

For the three months ended December 31, 2005, revenue was $920,000 compared to $749,000 for the first quarter of fiscal 2005. The net loss for this year’s first quarter was $560,000, or $0.04 per share. This compares to net loss of $425,000, or $0.03 per share, for the same period of the prior year.

On February 7, 2006, Xenonics Holdings, Inc. received notification from the American Stock Exchange (AMEX) that the Company has fallen out of compliance. The Company has not maintained a shareholder equity balance of $4,000,000. The Company has had discussions with AMEX regarding this issue and will submit a plan of action to AMEX by March 9, 2006 which provides details to bring the Company back into compliance within 18 months. Management believes the Company will be able to meet this requirement.

The Company also is required to provide notice that the audit opinion contained in the Form 10-KSB/A for the fiscal year ended September 20, 2005 contained a going concern qualification and that the Company is dependent on its ability to obtain sales orders and/or additional equity or debt financing to continue to support planned operations.

About Xenonics

Xenonics develops and produces advanced, lightweight and compact ultra-high intensity lighting products for military, law enforcement, public safety, and commercial and private sector applications. Currently, NightHunters are in use by every branch of the U.S. Armed Forces as well as a wide variety of law enforcement and security agencies. Using its breakthrough patented technology, Xenonics provides innovative solutions for customers that demand the ability to see farther so that they can do their job better and safer. Xenonics’ products deliver a quantum leap in performance over other illumination technologies and represent the next generation in small, high intensity, high efficiency lighting systems. Visit Xenonics on the web at www.xenonics.com.

Forward-Looking Statements

This new release contains forward-looking statements that reflect our management’s current views about future events and financial performance. Forward-looking statements often contain words such as “expects,” “anticipates,” “intends,” “believes” or “will.” Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements. Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, the adverse effect of competition, delays in the production or shipment of our products and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-KSB and quarterly report on Form 10-QSB. The forward-looking statements in this news release are made only as of the date of this news release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

(tables attached)

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XENONICS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three months ended
	December 31,
	2005	2004
in thousands, except per share amounts	(unaudited)

Revenues	$920	$749

Cost of goods sold	544	423

Gross profit	376	326

Selling, general and administrative	779	880

Engineering, research and development	159	108

Loss from operations	(562)	(662)

Interest income	2	7

Loss before income tax benefit	(560)	(655)

Income tax benefit	—	(230)

Net loss	$(560)	$(425)

Net loss per share:

Basic and diluted	$(0.04)	$(0.03)
Weighted average shares outstanding

Basic and diluted	15,573	14,250

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XENONICS HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
	Dec. 31,	Sep. 30,
	2005	2005
in thousands, except per share amounts	(unaudited)

Assets
Current assets:
Cash	$647	$890

Accounts receivable, net	357	213

Inventories, net	927	1,206

Other current assets	91	82

Total Current Assets	2,022	2,391

Equipment, furniture and fixtures, net	48	50

Other non-current assets	25	25

Total Assets	$2,095	$2,466

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expense	$608	$608

Accrued payroll and related taxes	126	86

Other current liabilities	7	6

Total Current Liabilities	741	700

Shareholders’ equity:
Preferred shares, $0.001 par value, 5,000	—	—

shares authorized, 0 shares issued and outstanding
Common shares, $0.001 par value, 50,000 shares authorized as of
December 31, 2005 and September 30, 2005, respectively; 15,686 shares issued and outstanding as of December 31, 2005
and September 30, 2005, respectively	16	16

Less treasury stock, at cost, 113 shares as of December 31,
2005 and September 30, 2005	(306)	(306)

Additional paid-in capital	14,689	14,541

Accumulated deficit	(13,045)	(12,485)

Total Shareholders' Equity	1,354	1,766

Total Liabilities and Shareholders' Equity	$2,095	$2,466